Exhibit 10.1

BIONIK LABORATORIES CORP.

2014 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT, dated as of [_____], between Bionik Laboratories Corp., a Delaware corporation (the “Company”), and [_____] (the “Grantee”).

W I T N E S S E T H:

WHEREAS, as of September 24, 2014, the Company (formerly known as Drywave Technologies, Inc.) adopted the 2014 Equity Incentive Plan (as amended) (the “Plan”), which Plan authorizes, among other things, the grant of options to purchase shares of common stock, $0.001 par value (“Common Stock”), of the Company to directors, officers and employees of the Company and to other individuals; and

WHEREAS, the Company’s Board of Directors or Compensation Committee of the Board of Directors, as administrator of the Plan, has determined that it would be in the best interests of the Company to grant the option documented herein.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       Definitions. Capitalized terms not defined in this Agreement shall have the meaning ascribed to such terms in the Plan.

2.       Grant of Option. Subject to the terms and conditions of the Plan and as set forth herein, the Company hereby grants to the Grantee, as of date hereof, an option (the “Option”) to purchase from the Company all or any part of an aggregate number of [___] shares of Common Stock (the “Optioned Shares”).

Notwithstanding the forgoing or anything else to the contrary herein, in no event shall the Company be required to issue to the Grantee and the Grantee may not exercise the Option for, any of the optioned Shares if and to extent the Company does not have available under the Plan sufficient shares of Common Stock to satisfy any such exercise after taking into account all other share of Common Stock issued or reserved or allocated for issuance for time to time under the Plan.

3.       Vesting. Subject to such further limitations as are provided in the Plan and as set forth herein, the Option shall become exercisable at a per share price of US$[__] (“Exercise Price”), the Grantee having the right hereunder to purchase from the Company the indicated number of Optioned Shares upon exercise of the Option, on and after such dates, in cumulative fashion:

Exercise Eligibility Date (Vesting date)	Non−Qualified Stock Options	Incentive Stock Options

Only those Optioned Shares indicated above as “Incentive Stock Options” are intended by the parties hereto to be, and be treated as, “incentive stock options” (as such term is defined under Section 422 of the Code). The Option may not be exercised with respect to less than 100 Optioned Shares (or the Optioned Shares then subject to purchase under the Option, if less than 100 shares) or for any fractional shares.

4.       Termination of Option. The Option, to the extent not previously exercised and subject to Section 6 of the Plan, shall terminate and become null and void on [_____].

5.       Exercisability.

(a)      Upon a termination of the Grantee’s employment, the Option shall be exercisable only to the extent that the Option is vested and is in effect on the date of such termination of the Grantee’s employment.

(b)      Upon termination of the Grantee’s employment, vested options must be exercised within 6 months of leaving employment.

(c)      To the extent exercisable, the Option may be exercised by a legal representative on behalf of the Grantee in the event of such permanent disability, or, in the case of the death of the Grantee, by the estate of the Grantee or by any person or persons who acquired the right to exercise the Option by bequest or inheritance or by reason of the death of the Grantee.

6.       Manner of Exercise. (a) Subject to Section 6 of the Plan, the Option may be exercised in full at one time or in part from time to time for the number of Optioned Shares then exercisable by giving written notice, signed by the person exercising the Option, to the Company, stating the number of Optioned Shares with respect to which the Option is being exercised and the date of exercise thereof, which date shall be at least five days after the giving of such notice.

(b)       The Company shall be under no obligation to issue any Optioned Shares unless the person exercising the Option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and substance to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring such Optioned Shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such Optioned Shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law.

(c)       Upon exercise of the Option in the manner prescribed by this Section 6 and otherwise pursuant to the Plan, delivery of a certificate for the Optioned Shares then being purchased shall be made at the principal office of the Company to the person exercising the Option within a reasonable time after the date of exercise specified in the notice of exercise.

7.       Non−Transferability of Option. The Option shall not be assignable or transferable by the Grantee other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the Grantee only by the Grantee. The Option shall terminate and become null and void immediately upon the bankruptcy of the Grantee, or upon any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

8.       No Special Employment Rights. Neither the granting of the Option nor its exercise shall be construed to confer upon the Grantee any right with respect to the continuation of his or her employment by the Company (or any subsidiary of the Company) or interfere in any way with the right of the Company (or any subsidiary of the Company), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Grantee from the rate in existence as of the date hereof.

9.       Tax Consequences. (a) All tax consequences under any applicable law which may arise from the grant of this Option or the exercise thereof, the sale or disposition of any Optioned Shares granted hereunder or issued upon exercise of this Option or from any other action of the Grantee in connection with the foregoing shall be borne and paid solely by the Grantee, and the Grantee shall indemnify the Company, and its Subsidiary Corporation and Affiliates, and shall hold them harmless against and from any liability for any such tax or penalty, interest or indexation thereon. The Grantee agrees to, and undertakes to comply with, any ruling, settlement, closing agreement or other similar agreement or arrangement with any tax authority in connection with the foregoing which is approved by the Company. The Grantee is advised to consult with a tax advisor at their own cost, with respect to the tax consequences of receiving or exercising this Option. The Company does not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee.

(b) The Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which the Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Option granted or received hereunder or Optioned Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, the Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

10.       No Rights of Stockholder. The Grantee shall not be deemed for any purpose to be a stockholder of the Company with respect to the Option except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the Grantee.

11.       Amendment. Subject to the terms and conditions of the Plan, the Board or a committee appointed by the Board to administer the Plan (the “Committee”), whichever shall then have authority to administer the Plan, may amend this Agreement with the consent of the Grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

12.       Notices. Any communication or notice required or permitted to be given hereunder shall be in writing, and, if to the Company, to its principal place of business, attention: Secretary, and, if to the Grantee, to the address as appearing on the records of the Company. Such communication or notice shall be deemed given if and when (a) properly addressed and posted by registered or certified mail, postage prepaid, or (b) delivered by hand.

13.       Incorporation of Plan by Reference. The Option is granted pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Option shall in all respects be interpreted in accordance with the Plan. In the event of any inconsistency between the Plan and this Agreement, the Plan shall govern. The Board or the Committee, whichever shall then have authority to administer the Plan, shall interpret and construe the Plan and this Agreement, and their interpretations and determinations shall be conclusive and binding upon the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

14.       Acknowledgement. The Grantee acknowledges receipt of the copy of the Plan attached hereto as Exhibit A.

15.       Governing Law. The validity, construction and interpretation of this Agreement shall be governed by and determined in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above written.

BIONIK LABORATORIES CORP.

By:
Name:
Title:

GRANTEE:

Name:

Subscription Instructions

Name ______________________________________________

Number of vested options being exercised __________________

Price of options_______________

Amount of certified cheque or money order in US$ made out to

Bionik Laboratories Corp. __________________________________________________

What address are you shares to be sent? ______________________________________

Any other information ____________________________________________________________________________

Signature _________________________________

Exhibit A

2014 Equity Incentive Plan